UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934

Filed by the Registrant [  ]

Filed by a Party Other than the Registrant [X]

Check the Appropriate Box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[X] Soliciting Material under § 240.14a–12

180 DEGREE CAPITAL CORP.
(Name of registrant as specified in its charter)

MARLTON PARTNERS, L.P.
MARLTON, LLC
JAMES C. ELBAOR
AARON T. MORRIS
GABRIEL D. GLIKSBERG
ATG FUND II LLC
ATG CAPITAL MANAGEMENT, LLC

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

[X]                  No fee required.
[  ]                  Fee paid previously with preliminary materials.
[  ]                  Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Martlon Partners, L.P., together with the other participants named herein (collectively, “Marlton”), intends to file with the Securities and Exchange Commission a preliminary proxy statement and an accompanying proxy card to be used to solicit votes for the election of its slate of director nominees at the upcoming 2025 annual meeting of shareholders of 180 Degree Capital Corp., a New York corporation (the “Issuer”).

Item 1: On June 17, 2025, Marlton and its affiliates issued the following press release and public letter to shareholders:

Marlton Partners Delivers Demand that 180 Degree Capital Corp Call Special Meeting for the Election of Directors

TURN’s Ongoing Failure to Hold Annual General Meeting Represents Serious Breach of Basic Fiduciary Duties

Demand for a Special Meeting is Necessary to Protect Shareholder Interests

Chicago, June 17, 2025 -- Marlton Partners L.P., together with ATG Fund II LLC, Gabi Gliksberg and other TURN shareholders (the “Demanding Shareholders”), beneficial owners of more than ten percent of the outstanding stock of 180 Degree Capital Corp. (NASDAQ: TURN) (the "Company"), today announced that they have united for the sole purpose of delivering a letter to the TURN Board of Directors (the “Board”) demanding that TURN hold a special meeting of TURN shareholders for the election of directors to the Board pursuant to N.Y. Bus. Corp. Law Section 603.

This demand comes in response to what Marlton believes is the continued mismanagement of the Company by TURN’s Board and management team, and ongoing neglect of shareholder interests in favor of entrenching and self-serving actions, including:

•
TURN’s failure to hold a 2025 Annual Meeting of Shareholders (“AGM") in accordance with the Company’s bylaws, preventing shareholders their right to vote on the constitution of the Board and other important shareholder proposals;

•
Lack of progress in the six months since the Company’s proposed sale to Mount Logan Capital Inc. (CBOE Canada: MLC) was announced, during which time TURN disclosed deal-related costs of $6–7 million—equivalent to nearly 16% of Q1 NAV;

•
The Board’s refusal to engage transparently with shareholders, including its failure to publish monthly NAV estimates in 2025, skipping both the FY2024 and Q1 2025 earnings calls, and failing to take questions from shareholders;

•	A continued deterioration in NAV, which declined -4.7% through Q1 2025, with no updated figures or financial transparency since.

James Elbaor, Managing Partner of Marlton Partners, commented:

“It has now been more than 14 months since TURN’s last annual meeting on April 15, 2024—the last time shareholders were able to vote on the future of the Company. The Company’s most recent preliminary proxy offers no indication that a 2025 AGM will be scheduled. This delay and lack of clarity is unacceptable.

TURN shareholders deserve the opportunity to determine who leads their Company, particularly amid a mismanaged and dilutive transaction process with Mount Logan. The Board’s failure to act in the best interest of its shareholders—and refusal to even provide a forum for shareholder input—demands accountability.

This special meeting is a critical step in restoring basic shareholder rights and refocusing TURN on creating value, not preserving entrenchment.”

Marlton remains open to constructive dialogue with Company management, and believes that initiating this special meeting process is essential to ensure fair governance and protect shareholder value at this pivotal moment.

About Marlton Partners L.P.
Marlton Partners L.P. is a Chicago-based, privately held investment firm led by James C. Elbaor. The firm has a proven track record of success in investing in closed-end funds and acquires significant ownership positions in other assets where it believes long-term value can be enhanced through active ownership. Mr. Elbaor holds a B.A. from New York University and an M.B.A. from Columbia University. For more information about Marlton Partners L.P., please visit https://MarltonLLC.com.

DISCLAIMER
This material does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. In addition, the discussions and opinions in this press release and the material contained herein are for general information only, and are not intended to provide investment advice. All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are “forward-looking statements,” which are not guarantees of future performance or results, and the words “may,” “might,” “could,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms and other comparable terminology are generally intended to identify forward-looking statements. Any such forward-looking statements contained herein are based on current assumptions, estimates and expectations, but are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that may cause actual results to differ materially from expectations. Any forward-looking statements should be considered in light of those risk factors. The Participants (as defined below) caution readers not to rely on any such forward-looking statements, which speak only as of the date they are made. Certain information included in this press release is based on data obtained from sources considered to be reliable. No representation is made with respect to the accuracy or completeness of such data, and any analyses provided to assist the recipient of this press release in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should also not be viewed as factual and should not be relied upon as an accurate prediction of future results. Any figures are unaudited estimates and subject to revision without notice. The Participants disclaim any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Marlton Partners L.P., a Delaware limited partnership (“Marlton Partners”), together with the other Participants named herein, intends to file a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2025 annual meeting of shareholders of 180 Degree Capital Corporation, a New York corporation (the “Company”).

THE PARTICIPANTS STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are expected to be Marlton Partners, Marlton, LLC, James C. Elbaor, Aaron T. Morris, Gabriel D. Gliksberg, ATG Fund II, LLC, ATG Capital Management, LLC (collectively, the “Participants”).

As of the date hereof, Marlton Partners is the beneficial owner of 122,752 shares of common stock, par value $0.03, of the Company (the “Common Shares”). Marlton, LLC, a Delaware limited liability company (“Marlton”) is the investment manager of Marlton Partners and, by virtue of that relationship, may be deemed to beneficially own the 122,752 Common Shares beneficially owned by Marlton Partners. Mr. Elbaor is the President of Marlton and, by virtue of that relationship, may be deemed to beneficially own the 122,752 Common Shares beneficially owned directly by Marlton. ATG Fund II LLC, a Delaware limited liability company (“ATG Fund II”) is the beneficial owner of 300,004 Common Shares. ATG Capital Management, LLC, a Delaware limited liability company (“ATG Management”), is the managing member of ATG Fund II and, by virtue of that relationship, may be deemed to beneficially own the 300,004 Common Shares beneficially owned by ATG Fund II. Mr. Gliksberg is the managing member of ATG Management and, by virtue of that relationship, may be deemed to beneficially own the 300,004 Common Shares beneficially owned by ATG Management. Mr. Gliksberg also owns 28,042 Common Shares in his individual capacity. As of the date hereof, Mr. Morris is the beneficial owner of 10,670 Common Shares. As of the date hereof, the Participants may be deemed to collectively beneficially own 461,468 Common Shares.

Media Contact:
ASC Advisors
Taylor Ingraham (203 992 1230)
tingraham@ascadvisors.com

Investors Contact:
James C. Elbaor (214 405 4141)
James@marltonllc.com

Item 2: Also on June 17, 2025, Marlton and its affiliates and certain other participants published certain materials on X.com, which are attached hereto in Exhibit 99.1 and incorporated herein by reference.